EX-23.1                                         CONSENT OF ACCOUNTANTS


                            Michael Johnson & Co., LLC
                           Certified Public Accountants
                         9175 East Kenyon Avenue, Suite 100
                              Denver, Colorado 80237
                                  (303) 796-0099

February 12, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

CONSENT OF INDEPENDENT AUDITORS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 POS of our report dated March 29, 2003 in World Am Communications, Inc's Form 10-KSB for the fiscal year ended December 31, 2002, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  Michael Johnson & Co., LLC
Michael Johnson & Co., LLC
Denver, Colorado